Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated July 9, 2012, to the Declaration of Trust, as filed with the Securities and
Exchange Commission on August 17, 2012 (Accession Number 0001193125-12-360495).